UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 1, 2005
TALX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification Number)
Incorporation)
1850 Borman Court
St. Louis, Missouri 63146
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 214-7000
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
On November 1, 2005, we amended our second amended and restated loan agreement (as so amended, the “Loan Agreement”) with LaSalle Bank National Association, as administrative agent and the other lenders party thereto (collectively, the “Lenders”). The amendment to the Loan Agreement expands the availability under our revolving line of credit to $150 million. Our previous $100 million revolving line of credit included the contractual right to request an additional $25 million of availability. Under the amended Loan Agreement, we no longer have the contractual right to request the additional $25 million of availability. The amendment also changed the specified permitted acquisition targets and the terms of some of the financial covenants under the Loan Agreement.
In connection with the amendment, we paid the Lenders an amendment fee equal to $75,000 on the effective date. Other fees under the Loan Agreement remain unchanged.
With respect to the Lenders under the Loan Agreement, we have or may have had customary banking relationships based on the provision of a variety of financial services, including investment banking, underwriting, lending, commercial banking and other advisory services.
We described the material terms of our 2005 Loan Agreement in Note 8 to our audited financial statements, which was filed with our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, and incorporate that description herein by this reference, appropriately modified as set forth above.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 1, 2005, we financed the purchase of the unemployment tax management businesses of Employers Unity, Inc. by borrowing approximately $30 million under our amended Loan Agreement. Following this borrowing, we had approximately $53 million of remaining availability under the Loan Agreement.
We described the material terms of our 2005 Loan Agreement in Note 8 to our audited financial statements, which was filed with our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, and incorporate that description herein by this reference. This description is modified to the extent set forth in Item 1.01 of this current report.
Item 7.01 Regulation FD Disclosure
On November 1, 2005, TALX Corporation announced that it had acquired the unemployment tax management businesses of Employers Unity, Inc., headquartered in Arvada, Colorado. The acquired business included unemployment cost management services as well as ancillary services, such as an employment verification service, but excluded Employer Unity’s workers compensation business. The purchase price for the acquisition was approximately $30 million, and we also assumed specified liabilities of Employers Unity. The acquisition agreement provides that a portion of the purchase price will be held in escrow to satisfy any indemnification obligations for a period ending on November 1, 2007. A copy of the press release is furnished with this report as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits. See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2005	TALX CORPORATION
	By:	/s/ L. Keith Graves
L. Keith Graves
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated November 1, 2005, announcing the acquisition of the unemployment tax management business of Employers Unity, Inc.